Seneca Foods Reports Net Sales increase of $1.1 Million for the Three Months Ended June 29, 2013

MARION, N.Y. August 1, 2013 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported net earnings for the fiscal quarter ended June 29, 2013 of $1.3 million, or $0.12 per diluted share, compared to $8.2 million, or $0.67 per diluted share for the same period in the prior year. In the first quarter of fiscal 2014, net sales increased $1.1 million, or 0.5% to $232.1 million. The increase in net sales is attributable to higher sales volume of $12.5 million partially offset by lower selling prices/unfavorable sales mix of $11.4 million.
For the first quarter of 2013, net earnings were $14.8 million, or $1.32 per diluted share, compared to $18.5 million, or $1.52 per diluted share, in the fiscal first quarter of 2012.   Net sales for the first quarter ended June 29, 2013 increased from the first quarter ended June 30, 2012 by 1.3%, or $5.8 million to $452.7 million.  The increase is attributable to a sales volume increase of $28.1 million partially offset by a less favorable sales mix and lower selling prices of $22.3 million.  Part of the sales volume increase can be attributed to stronger promotional activity than in the prior year.

Excluding a non-cash after-tax LIFO charge of $3.8 million, net earnings per diluted share were $0.46 during the quarter ended June 29, 2013 versus $0.74 during the quarter ended June 30, 2012, which included a non-cash LIFO charge of $0.8 million.
Excluding a non-cash after-tax LIFO credit of $0.8 million, net earnings per diluted share were $3.13 during the nine months ended December 29, 2012, compared to $2.70 during the nine months ended December 31, 2011 which included a non-cash LIFO charge of $19.5 million.

About Seneca Foods Corporation
Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Blue Boy, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company’s historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	June 29, 2013		June 30, 2012
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$1.3	$0.12	$8.2	$0.67

LIFO charge, after tax at statutory federal rate	$3.8	$0.34	$0.8	$0.07

Net earnings, excluding LIFO impact	$5.1	$0.46	$9.0	$0.74

Diluted weighted average common shares outstanding
(in thousands)		10,825		11,759

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three Months Ended
EBITDA and FIFO EBITDA:	June 29, 2013	June 30, 2012
	(In thousands)

Net earnings	$1,347	$8,191
Income taxes expense	614	4,596
Interest expense, net of interest income	1,827	1,478
Depreciation and amortization	5,861	5,689
Interest amortization	(75)	(75)
EBITDA	9,574	19,879
LIFO charge	5,798	1,262
FIFO EBITDA	$15,372	$21,141

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended June 29, 2013 and June 30, 2012
(In thousands of dollars, except share data)

	Quarter
	Fiscal 2014	Fiscal 2013

Net sales	$232,127	$231,051

Plant restructuring expense (note 2)	$154	$-

Other operating income net (note 3)	$(181)	$(18)

Operating income (note 1)	$3,788	$14,265
Interest expense, net	1,827	1,478
Earnings before income taxes	$1,961	$12,787

Income taxes expense	614	4,596

Net earnings	$1,347	$8,191

Earnings attributable to common stock (note 4)	$1,298	$7,907

Basic earnings per share	$0.12	$0.68

Diluted earnings per share	$0.12	$0.67

Weighted average shares outstanding basic	10,752,503	11,687,215

Weighted average shares outstanding diluted	10,825,508	11,759,711

Note 1: The effect of the LIFO inventory valuation method on first quarter pre-tax results was to reduce operating earnings by $5,798,000 for the three month period ended June 29, 2013 and $1,262,000 for the three month period ended June 30, 2012.
Note 2: The three month period ended June 29, 2013 included a restructuring charge for product rationalization costs of $154,000.
Note 3: Other income for the current year of $181,000 represents a net gain on the sale of unused fixed assets of $752,000 partially offset by a loss of $571,000 to adjust the bargain purchase gain on the Sunnyside acquisition.
Other income for the prior year of $18,000 represents a net gain on the sale of unused fixed assets.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for each period presented. Common and participating shares totaled 11,107,327 as of June 29, 2013.

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